Consent of Ernst & Young LLP,
                 InterWest's Independent Auditors

                           Exhibit 23.3

                  Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of InterWest Bancorp, Inc. for the registration of 1,889,381 shares of its common stock and to the incorporation by reference therein of our report dated October 13, 1995, with respect to the consolidated financial statements of InterWest Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ----------------------
Seattle, Washington
March 12, 1996

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